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                                                              EXHIBIT 23(G)

                    CONSENT OF LAZARD FRERES & CO. LLC

  We hereby consent to the use of our name and to the description of our opinion letter dated June 8, 1995 under the caption "THE MERGER--Opinion of Diagnostek's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix C to, the Joint Proxy Statement--Prospectus of Value Health, Inc. and Diagnostek, Inc., which Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Value Health, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Lazard Freres & Co. LLC

                                          By:  /s/ Sandra A. Lamb

                                               Sandra A. Lamb

                                               Managing Director

New York, New York

June 27, 1995